SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:	May 16, 2003

Date of Earliest Event Reported:	May 15, 2003
WordLogic Corporation
(Exact Name of Registrant as Specified in its Charter)

The American West.com, Inc.
(Former Name of Registrant)
Nevada
(State of Organization)
88-0422023
(I.R.S. Employer Identification No.)

Commission File Number 000-32865

12691 Apple Valley Road
Apple Valley, California 92308
(Address of Principal Executive Offices)

Registrants Telephone Number (including area code): (760) 240-2401

The American West.com, Inc.
(Former Name and Address of Registrant)

WordLogic Corporation.

Report on Form 8-K

ITEM 4.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

WordLogic Corporation (formerly The American West.com, Inc.) has elected to change from the auditing accounting firm of:

Beckstead and Watts, LLP
3340 Wynn Road, Suite B
Las Vegas, NV 89102
To the auditing accounting firm of:
Cordovano and Harvey, P.C.
201 Steele Street, Suite 300
Denver, CO 80206

The company's management believes the new auditing accountant will provide quality service in a timely manner.

The Board of Directors of WordLogic Corporation (formerly The American West.com, Inc.) approved the change in accounting firm as of May 15, 2003. Dismissing the prior accounting firm and engaging the new accounting firm as of that date.

The new accounting firm was not consulted prior to engagement on any specific accounting matter either completed or proposed.

WordLogic Corporation (formerly The American West.com, Inc.) has never had nor anticipates having, nor had during the two most recent fiscal years or any subsequent interim period preceding the date of change any disagreements with accountants on matters of accounting, financial disclosure, matter of accounting principles or practices, or auditing scope or procedure; nor has any principal accountant, currently or in past recent years, resigned or declined to stand for reelection.

The financial statements audited by the principal accountant for the past two years do not contain an adverse opinion or disclaimer of opinion or were modified as to uncertainty, audit scope or were modified as to uncertainty, audit scope or accounting principles.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS

WordLogic Corporation (formerly The American West.com, Inc.), in compliance with Regulation S-B Item 304(a)(3), provides herein the following exhibit.

Exhibit 16	Letter on change in certifying accountant.
Former accountant letter stating agreement or respects of disagreement with statements of the issuer as within this Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

WordLogic Corporation (formerly The American West.com, Inc.)
Registrant
By:	\s\ John A. Schaffer, President
John A. Schaffer, President

Dated: May 16, 2003